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FOLEY LARDNER                              FOLEY & LARDNER
ATTORNEYS AT LAW                           777 EAST WISCONSIN AVENUE, SUITE 3800
                                           MILWAUKEE, WISCONSIN  53202-5306
                                           414.271.2400 TEL
                 December 20, 2002         414.297.4900  FAX
                                           www.foleylardner.com

                                           CLIENT/MATTER NUMBER
                                           014180-0101





Badger Meter, Inc.
4545 West Brown Deer Road
P.O. Box 245036
Milwaukee, WI  53224

Ladies and Gentlemen:

                  We have acted as counsel for Badger Meter, Inc., a Wisconsin corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act"), relating to the sale of up to 70,000 shares of Common Stock, $1 par value, of the Company (the "Common Stock"), which may be issued pursuant to the Badger Meter, Inc. Dividend Reinvestment and Stock Purchase Plan (the "Plan"), in the manner set forth in the Registration Statement and prospectus contained therein (the "Prospectus"). Each share of Common Stock issued pursuant to the Plan will be accompanied by a Common Share Purchase Right (the "Rights") in accordance with the Rights Agreement, dated as of May 26, 1998, by and between Badger Meter, Inc. and American Stock Transfer & Trust Company, as amended on August 16, 2002 (the "Rights Agreement").

                  As counsel for the Company, we have examined: (i) the Registration Statement, including the Prospectus; (ii) the Restated Articles of Incorporation and By-Laws of the Company, as amended to date; (iii) resolutions of the Board of Directors of the Company adopted on August 16, 2002; (iv) the Plan; and (v) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

                  Based on the foregoing, we are of the opinion that:

                  1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

                  2. The shares of Common Stock that are subject to the Registration Statement, when issued and paid for pursuant to the Plan and as set forth in the Registration Statement and Prospectus, will be validly issued, fully paid and nonassessable and no personal liability will attach to the ownership thereof, except with respect to wage claims of employees of the Company, not to exceed six months' service in any one case, for services performed for the Company as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.

                  3. The Rights that relate to the Common Stock, when issued pursuant to the terms of the Rights Agreement, will be validly issued.


BRUSSELS    DETROIT         MILWAUKEE     SAN DIEGO           TAMPA
CHICAGO     JACKSONVILLE    ORLANDO       SAN DIEGO/DEL MAR   WASHINGTON, D.C.
DENVER      LOS ANGELES     SACRAMENTO    SAN FRANCISCO       WEST PALM BEACH
            MADISON                       TALLAHASSEE




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FOLEY LARDNER
ATTORNEYS AT LAW


Badger Meter, Inc.
December 20, 2002
Page 2


                  We hereby consent to the reference to our firm under the caption "Legal Opinion" in the Prospectus and to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Act.

                                                Very truly yours,


                                                /s/ Foley & Lardner
                                                FOLEY & LARDNER